UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017 (September 26, 2017)

Vanguard Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2017, Vanguard Natural Resources, Inc. (the “Company”) received written notice that the Company's common stock had been approved for trading on OTCQX, the highest tier of the OTC Markets, under the symbol “VNRR.”

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Richard A. Robert and Appointment of Richard Scott Sloan

On September 26, 2017, Richard A. Robert, the Executive Vice President and Chief Financial Officer of the Company notified the Company of his decision to resign, effective immediately. Mr. Robert’s decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices. In connection with the foregoing, Mr. Robert has also resigned from the Board of Directors of the Company (the “Board”). Mr. Robert will receive the payments set forth in the Second Amended and Restated Employment Agreement, dated August 1, 2017, between Mr. Robert and the Company, a copy of which is filed as Exhibit 10.10 to the Form 8-K filed on August 2, 2017 (“Robert Agreement”) and is incorporated herein by reference. In connection with his departure, Mr. Robert’s non-competition provision under the Robert Agreement has been reduced from 6 months to three months. On September 29, 2017, the Company issued a press release announcing Mr. Robert’s resignation from his positions with the Company, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On September 27, 2017, the Company appointed Richard Scott Sloan as the Company’s Executive Vice President and Chief Financial Officer (“CFO”).

Mr. Sloan, age 53, has served on the Board since August 1, 2017 and will continue do so following his appointment as CFO. Mr. Sloan was a member of the Compensation Committee of the Board and the chairperson of the Audit Committee of the Board until he stepped down from these positions in connection with his appointment as CFO on September 27, 2017.

Most recently, from 2015 to 2016, Mr. Sloan oversaw strategic planning, new business development, and oil and gas marketing for Hess Corporation, as its Senior Vice President, Strategy, Commercial and Global New Business Development. Previously, Mr. Sloan held various senior leadership positions over his 25 year career at BP, including President of BP Russia, Director of M&A, and several regional Chief Financial Officer roles. Mr. Sloan also held board positions with TNK Holdings, Slavneft, Rusia Petroleum, In Salah Sales, and Medgaz. He received his BA in Economics from Colgate University and MBA in Corporate Finance from the University of Chicago.

On September 27, 2017, the Company entered into a letter agreement with Mr. Sloan (the “Letter”). The Letter contemplates that the Company will enter into an employment agreement (“Employment Agreement”) with Mr. Sloan that is substantially similar to the form of employment agreement for the Company’s other senior executives as soon as practicable following the date thereof. As contemplated by the Letter the Employment Agreement will provide for: (i) an annual target bonus of at least 80% of Mr. Sloan’s base salary, subject to achievement of applicable performance goals, (ii) an initial award under the Company’s Management Incentive Plan with a grant date value that is at least 50% of grant date value of the award that is granted to the Company’s Chief Executive Officer (“CEO”), (iii) a “good reason” definition that includes the failure of the Company to implement each of a cash bonus and equity incentive plan that is broadly competitive with the Company’s oil and gas peer companies by April 1, 2018, and (iv) a change in control severance provision pursuant to which, upon an a termination without “cause” or Mr. Sloan’s resignation for “good reason,” in each case following a change in control, (x) Mr. Sloan’s unvested equity awards will immediately vest and (y) Mr. Sloan will receive a severance package consistent with the change in control payments and benefits provided to the CEO, provided that in the event that such a termination occurs in 2018, the severance payment will be equal to two times the sum of his base salary and target bonus amount.

Pursuant to the Letter, Mr. Sloan will receive an annual base salary of $510,000, and he will be guaranteed a minimum bonus of $127,500 with respect to his employment in 2017. In the event that Mr. Sloan’s employment is terminated by the Company without cause or Mr. Sloan resigns for good reason, other than in connection with a change in control, he will receive a lump-sum severance payment equal to no less than 30 months of his base salary.

The foregoing description is qualified in its entirety by reference to the full text of the Letter, which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Sloan does not have any family relationships with any of the Company’s directors or executive officers, and he is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Election of Randall Mark Albert as Director

On September 26, 2017, pursuant to a written consent of stockholders, the stockholders of the Company owning approximately 51% of the issued and outstanding shares of common stock entitled to vote thereon, elected Randall Mark Albert to fill the vacancy created by Mr. Robert’s resignation, effective immediately following Mr. Robert’s resignation. Mr. Albert was appointed to serve as a member of the Board’s Compensation Committee.

In consideration for his service on the Board, in accordance with the Board’s compensation policy for non-employee directors, Mr. Albert will receive (i) an annual cash retainer of $100,000, which will be paid quarterly in arrears and (ii) an annual equity grant of restricted stock units with a $100,000 grant date value that vests ratably on the first four anniversaries of the grant date, provided, however, that (a) the initial grant will be made as soon as possible following the Board’s adoption of form of award agreements under the management incentive plan and (b) 25% of the initial grant will vest immediately, with the remainder vesting ratably on the first three anniversaries of the grant date.

There is no arrangement or understanding between Mr. Albert and any other persons pursuant to which he was selected as a director. Mr. Albert has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2017, the Company adopted an amendment to its Certificate of Incorporation to limit the ability of J.P. Morgan Securities LLC and its affiliates, collectively (“JPM”), to vote equity securities of the Company representing, in aggregate, greater than 4.99% of the total combined voting power of any class of equity securities of the Company entitled to vote on any matter, rending any “excess” shares non-voting. To the extent that JPM holds any “excess shares,” the amendment would result in a decrease in the voting power of JPM and an increase on the voting power of all other holders. This amendment was requested by JPM to facilitate its regulatory compliance, and the consent was signed by JPM. The Company received the approval of approximately 55% of its issued and outstanding shares of common stock for the amendment to its Certificate of Incorporation. The amendment was effective and filed with the Secretary of State of Delaware on September 29, 2017.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Amendment to Certificate of Incorporation

The information disclosed under Item 5.03 of this report is incorporated by reference into this Item 5.07.

Election of New Director

The information disclosed under Item 5.02 of this report is incorporated by reference into this Item 5.07. In connection with the election of Randall M. Albert as a director of the Company, the Company received the written consent of a majority of its stockholders, owning approximately 51% of the issued and outstanding shares of the Company’s common stock, electing Mr. Albert.

Item 8.01. Other Events

On September 29, 2017, the Company issued a press release announcing, among other things, the listing of the Company’s common stock on OTCQX, Mr. Albert’s appointment to the Board, Mr. Sloan’s appointment as CFO and Mr. Robert’s resignation, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment as filed with the Delaware Secretary of State
10.1	Letter to Richard Scott Sloan, dated September 27, 2017
99.1	Vanguard Natural Resources, Inc.’s press release dated September 29, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

	By:		/s/ Scott W. Smith
	Name:		Scott W. Smith
	Title:	Executive Vice President and Chief Financial Officer	President and CEO
Dated: September 29, 2017		(Principal Financial Officer and Principal Accounting Officer)